Exhibit 99.1

For More Information:
Pam Sullivan	Brian Gendron
Phase Forward	SHIFT Communications

781-902-4502

617-681-1226

pam.sullivan@phaseforward.com

bgendron@shiftcomm.com

Karen Vahouny

Qorvis Communications

703-744-7809

kvahouny@qorvis.com

PHASE FORWARD TO ACQUIRE LINCOLN TECHNOLOGIES

— Combined Companies Will Expand Opportunities in Fast-Growing Drug Safety Market —

Waltham, MA – August 16, 2005 – Phase Forward (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced that it has entered into a definitive agreement to acquire privately held Lincoln Technologies in an all-cash transaction valued at $11 million, plus up to an additional $6 million based on achievement of certain financial targets in 2005 and 2006.  Based in Wellesley, Massachusetts, Lincoln Technologies is recognized as a market-leading provider of products and services for strategic pharmacovigilance, clinical trial safety signal detection, and applied data standards.  Together, the two companies will meet a wider set of customer needs and expect to have a significant opportunity to grow in the life sciences market.  The acquisition is expected to close by the end of August 2005, subject to customary closing conditions.  The boards of directors of both companies have approved the agreement.

Lincoln Technologies generated approximately $4.5 million of revenue and an operating profit in the prior four quarters.  Excluding purchase price amortization and acquisition-related costs, the acquisition is expected to be accretive to non-GAAP operating income in the second half of 2006.  Lincoln Technologies will retain its name and continue to be managed by its current president, Chan Russell.

“We believe that the Phase Forward and Lincoln Technologies combination will be a strong one that will allow us to assume a leadership role in the large and rapidly growing drug safety market,” said Bob Weiler, president and CEO of Phase Forward.  “Both companies have outstanding products, talented employees, strong customer rosters, and complementary partner relationships.  Lincoln’s experience working directly with regulatory agencies, such as the FDA and the MHRA in the U.K., provides unique insight into current and future regulatory needs and initiatives.  Lincoln Technologies will be an engine for innovation for Phase Forward, enabling us to better address evolving market needs and positioning us to redefine the drug safety landscape.”

Market Demand Drives Acquisition

The safety of marketed drugs has become a very visible issue in recent months for the life sciences industry.  Both the industry and the FDA have turned to information technology and data standards as a powerful means to identify and intervene in safety issues as effectively and as timely as possible, saving costs and reducing risk to patients.  A report from IDC,  (“IDC Predictions 2005: Convergence, Consolidation, and Realignment as the New IT Game Plan Accelerates”, IDC #32407), references pharmacovigilance and regulatory compliance with new data standards as the two areas that will drive increased pharmaceutical-industry IT spending and growth in 2005 and beyond.

“The combination of Lincoln Technologies and Phase Forward has the potential to lead to significant advances in signal detection methodology, leveraging the clinical and safety data repositories held by Phase Forward users,” said Judy Hanover, senior research analyst at Life Science Insights, an IDC Company.  “The opportunity to add Lincoln’s tools to Phase Forward’s data management environment creates a blockbuster opportunity for Phase Forward users who seek to improve their drug safety efforts.  Extending pharmacovigilance into the clinical trial environment is one of the most promising frontiers for drug safety technology.”

Market Leaders Combine to Offer Comprehensive Set of Solutions

Phase Forward and Lincoln Technologies together will provide customers with a more powerful set of solutions for managing clinical data and drug safety throughout the product life cycle.  Lincoln Technologies’ products and services are a logical combination with Phase Forward’s product lines, InForm™ for electronic data capture (EDC), Clintrial™ for clinical data management (CDMS), and Clintrace™ for adverse event reporting.  Phase Forward expects

Lincoln’s products and services to continue to be available for customers to integrate with safety and data management products from other vendors as well.

Lincoln Technologies’ solutions provide important tools to manage detected safety signals through to resolution, helping to assure proper documentation and management of the signal evaluation process that will be suitable for increasingly stringent regulatory scrutiny.  Its product line includes:

The Web Visual Data Mining Environment (WebVDME™) is an application for performing data mining to monitor the safety profile of marketed pharmaceuticals.  WebVDME has been adopted by the FDA’s Office of Drug Safety for quantitative signal detection and is currently moving into production use by all FDA safety evaluators and epidemiologists involved with pharmacovigilance.  WebVDME is also currently in use by six of the top ten pharmaceutical companies.  WebVDME Signal Management is a new workgroup extension of WebVDME that supports ongoing monitoring and prioritization of post-marketing safety signals by a global pharmacovigilance team.

Developed under a cooperative agreement with the FDA, the Web Submission Data Manager (WebSDM™) is a web application for validating, transforming, and reviewing data in the CDISC Data Tabulation Model standard (CDISC SDTM).  This standard is used by the FDA for accepting clinical trial data submitted with New Drug Applications.  WebSDM is currently in use at the FDA.

The Clinical Trials Signal Detection System offers techniques for detecting potential safety problems during the pre-marketing clinical trials stage prior to widespread patient exposure to a drug.  This system integrates data from multiple clinical trials into a CDISC SDTM-compliant data repository.  It performs automated screening on this repository for potential safety issues and allows safety departments to track signals and the actions taken to address them.

Lincoln Technologies shares common customers with Phase Forward, such as Astra Zeneca, GlaxoSmithKline, Novartis, and Otsuka, and also introduces many new customers to Phase Forward, including the Department of Defense (DOD) and the National Institutes of Health (NIH), presenting many new opportunities for both companies.  GlaxoSmithKline’s Online Signal

Management (OSM) system, developed with software from Lincoln Technologies, won the Bio-IT World 2005 Best Practices Award for clinical technology.

“Customers are consistently asking for a comprehensive solution to manage product safety throughout the drug development life cycle and are now feeling increasing pressure to re-evaluate their technology and processes.  We believe this offers a significant growth opportunity and that the Lincoln Technologies/Phase Forward combination is ideally suited to meet this critical need,” said Chan Russell, president of Lincoln Technologies.

Management Conference Call

Phase Forward plans to host a conference call at 8:30 AM ET on 08/17/05 to discuss the acquisition and management’s expectations concerning its financial and business impact on Phase Forward.  The conference call will be available via live web cast on Phase Forward’s web site at www.phaseforward.com under the tab “Investors”.  To participate by telephone, the domestic dial-in number is 866.700.7441 and the international dial-in is 617.213.8839.  The access code is 30309645.  Listeners are advised to dial in at least five minutes prior to the call to register.  The web cast will be archived from 10:30 AM ET on 08/17/2005, until 09/17/2005.

About Phase Forward
Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company helps pharmaceutical, biotechnology, and medical device companies bring needed drugs and therapies to market faster and more safely. Phase Forward offers proven solutions in electronic data capture (EDC), clinical data management (CDM), and adverse event reporting (AER). Phase Forward products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 220 organizations worldwide including: AstraZeneca, Biogen Idec, Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, GlaxoSmithKline, Guidant, Procter & Gamble, Quintiles, Sanofi-Aventis, Schering-Plough Research Institute, and Serono. Additional information about Phase Forward is available at www.phaseforward.com.

About Lincoln Technologies

Lincoln Technologies, Inc. is a software technology and services company that delivers advanced application solutions for pharmaceutical industry drug development.  Lincoln’s business is focused on pharmacovigilance, data standardization, and safety signal detection and monitoring.  Lincoln’s key customers include major pharmaceutical companies in the U.S. and Europe and regulatory agencies including FDA and the MHRA.  Additional information about Lincoln Technologies is available at www.lincolntechnologies.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning financial performance of Phase Forward following the consummation of its acquisition of Lincoln Technologies, Phase Forward’s ability to achieve expected synergies as a result of the acquisition, the strengthening of Phase Forward’s market position as a result of the acquisition, and the expected timing for closing the acquisition. The closing of the acquisition is subject to various risks, including the risk that conditions to the closing are not satisfied when required. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, Phase Forward’s inability to successfully integrate Lincoln Technologies and its employees into Phase Forward and achieve expected synergies; Phase Forward’s ability to accurately forecast the acquisition related restructuring costs and allocation of the purchase price, goodwill and other intangibles, and acquisition related and other asset adjustments; costs associated with and consequential to the acquisition and integration of Lincoln Technologies and benefits realized from the acquisition; our ability to convince prospective customers to adopt our solutions; competition; changing customer requirements; governmental regulation; our ability to maintain profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; our ability to comply with operating and financial covenants in our loan agreement; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Quarterly Report on Form 10-Q.

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